EXHIBIT 10.7

SUBORDINATION OF DEBT AGREEMENT

THIS SUBORDINATION OF DEBT AGREEMENT ("Subordination Agreement") is made this 25th day of September, 2013, by and between Aspen Group, Inc., a Delaware corporation (the “Company”), Aspen University, Inc., a Delaware corporation (the “Subsidiary” and, collectively with the Company, the "Debtor"), and Michael Mathews (the "Subordinating Creditor") in favor of  the parties listed on Schedule A (the "Secured Parties").

WHEREAS, the Secured Parties have agreed to extend credit to the Company pursuant to the terms of Securities Purchase Agreement, dated as of September 25, 2013, between the Company and the Secured Parties (the “Purchase Agreement”) and to purchase the 8% Original Issue Discount Secured Convertible Debentures due April 1, 2015 issued by the Company in the original aggregate principal amount of $2,240,000 (collectively, the "Debentures") thereunder;

WHEREAS, the Debtor issued certain promissory notes to the Subordinating Creditor on March 13, 2012, August 14, 2012 and July 1, 2013, as amended, and, pursuant to such promissory notes, the Debtor owes $1.6 million in principal amount, together with accrued interest thereon, to the Subordinating Creditor (the “Subordinated Indebtedness”); and

WHEREAS, the Subordinating Creditor is a shareholder of the Debtor and the Chief Executive Officer and Chairman of the Board of Directors of the Debtor and is enjoying or will enjoy substantial benefits from the extension of credit evidenced by the Debentures.

NOW, THEREFORE, as a material inducement to the Secured Parties to make or continue the Debentures to the Company, and in consideration of the benefits accruing to the Subordinating Creditor by reason of the Debentures, the parties hereto, jointly and severally, covenant and agree as follows:

1.

Payments on Subordinating Creditor's Claims.

(a)

While any part of the Debentures from the Secured Parties remains unpaid, the Debtor will not satisfy or make any payments upon any debts, claims, redemption rights, loan obligations or any other obligations of any type whatsoever (collectively, the "Subordinating Creditor's Claims") to the Subordinating Creditor whether existing at the time of the making of this Agreement or arising hereafter; provided, however, that nothing contained in this Subordination Agreement shall be deemed to preclude the Debtor from (i) making regularly scheduled interest payments (but no payments of principal) on the Subordinated Indebtedness, provided that there are no amendments to the Subordinated Indebtedness that alters the terms of the interest payments, (ii) paying compensation to the Subordinating Creditor consisting of base salary and bonus pursuant to any existing agreement in effect as of the date of this Subordination Agreement as long as any increase in salary or bonus is approved by the Board of Directors or (iii) reimbursing the Subordinating Creditor for business expenses incurred on behalf of the Debtor.

(b)

The Subordinating Creditor agrees that it will not accept or receive from the Debtor any payment in contravention of Section 1(a) hereof, nor will it make any transfer to third parties not a party to this Agreement or take any other action designed to secure indirectly from the Debtor the payment of any sums in contravention of Section 1(a) hereof.

(c)

The Subordinating Creditor agrees that, if it should accept or receive any payment from the Debtor in contravention of Section 1(a) hereof, the Subordinating Creditor shall hold same in trust for the Secured Parties and agree that it shall have absolutely no rights in or to or dominion over such payments except to pay them promptly to the Secured Parties; and the Subordinating Creditor hereby covenants to do so, and until such payments are received by the Secured Parties, the Subordinating Creditor shall be personally liable to the Secured Parties for same, together with all reasonable attorneys' fees and costs incurred by the Secured Parties in collecting such payments from the Subordinating Creditor.

(d)

The Subordinating Creditor agrees (i) not to commence or threaten to commence any action or proceeding, sue upon, or to collect, or to receive payment of the principal or interest of any claim or claims now or hereafter existing which the Subordinating Creditor may hold against the Debtor, (ii) not to sell, assign, transfer, pledge, hypothecate, or encumber such claim or claims except subject expressly to this Subordination Agreement, and not to enforce or apply any security now or hereafter existing therefor, (iii) not to file or join in any petition to commence any proceeding under the Bankruptcy Code, and (iv) not to take any lien or security on any of Debtor's property, real or personal (which shall not require the termination of a lien or security of Subordinating Creditor that exists on the date hereof, provided that such lien or security is not amended following the date hereof), in each case, until 91 days following the date all claims of Secured Parties against the Debtor have been indefeasibly satisfied in full.

(e)

In case of any assignment for the benefit of creditors by the Debtor or in case any proceedings under the Bankruptcy Code are instituted by or against the Debtor, or in case of the appointment of any receiver for the Debtor's business or assets, or in case of any dissolution or winding up of the affairs of the Debtor:  (a) the Debtor and any assignee, trustee in Bankruptcy, receiver, debtor in possession or other person or persons in charge are hereby directed to pay to Secured Parties the full amount of Secured Parties’ claims against the Debtor (including interest to the date of payment) before making any payment of principal or interest to the Subordinating Creditor, and insofar as may be necessary for that purpose, the Subordinating Creditor hereby assigns and transfers to the Secured Parties all security or the proceeds thereof, and all rights to any payments, dividends or other distributions, and (b) the Subordinating Creditor hereby irrevocably constitutes and appoints each Secured Party its true and lawful attorney to act in its name and stead:  (i) to file the appropriate claim or claims on behalf of such Creditor if the Subordinating Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if any Secured Parties elects at its sole discretion to file such claim or claims and (ii) to accept or reject any plan of reorganization or arrangement on behalf of the Subordinating Creditor, and to otherwise vote the Subordinating Creditor’s claim in respect of any indebtedness now or hereafter owing from the Debtor to the Subordinating Creditor in any manner the Secured Parties deem appropriate for their respective own benefit and protection.

(f)

Each Secured Party is hereby authorized by the Subordinating Creditor to:  (a) renew, compromise, extend, accelerate or otherwise change the time of payment, or any other terms, of the extension of credit pursuant to the Debentures and any future loans or extensions of credit, (b) increase or decrease the rate of interest payable thereon or any part thereof, (c) exchange, enforce, waive or release any security therefor, (d) apply such security and direct the order or manner of sale thereof in such manner as such Secured Party may at its discretion determine, and (e) release the Debtor or any guarantor of any indebtedness of the Debtor from liability, all without notice to the Subordinating Creditor and without affecting the subordination provided by this Subordination Agreement.  Upon receiving the express written consent of the Subordinating Creditors, the Secured Parties shall be authorized to make optional future advances to the Debtor.

(g)

Until all such claims of Secured Parties against the Debtor, now or hereafter existing, shall be paid in full, no gift or loan shall be made by the Debtor to the Subordinating Creditor.

2.

Subordination.  The Subordinating Creditor agrees that any and all of the Subordinating Creditor's Claims shall be deemed subordinate to the Debentures and all claims of the Secured Parties against the Debtor, and in the event of the liquidation of the Debtor or distribution of its assets, the Debentures shall be satisfied and discharged before the Subordinating Creditor receives any distributive share or payment on account of the Subordinating Creditor's Claims; and the Subordinating Creditor further agrees to execute and deliver to the Secured Parties such assignment(s) or other instruments as may be required by the Secured Parties in order to enable it to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be reasonably made at any time on account of all or any portion of the Subordinating Creditor's Claims hereby subordinated.

3.

Waivers.  While the loans are outstanding, irrespective of the maturity date of any of the Subordinating Creditor's Claims, the Subordinating Creditor hereby expressly waives any and all rights to payment by the Debtor of any and all of the Subordinating Creditor's Claims prior to repayment in full of the Debentures to the Secured Parties.  The Subordinating Creditor hereby expressly waives all notices with respect to the creation, renewal, modification, extension or enlargement of the Debentures.

4.

The Secured Parties.

(a)

This Agreement is given to the Secured Parties to induce it to close and consummate the extension of credit evidenced by the Debentures, and with full knowledge that the Secured Parties have and shall continue to rely upon the representations, covenants and provisions set forth herein in making any additional advances under the Debentures and in extending any additional credit to the Debtor.

(b)

Should any representation herein be found to be false or misleading or should any covenant herein be breached, the Secured Parties shall be entitled to exercise and may exercise any and all of its rights, powers and remedies set forth in the Debentures and in any instrument or document executed in connection with the Debentures, including, without limitation, the Security Agreement.

5.

Miscellaneous.

(a)

The subordination hereby effected may be terminated only by written notice from the Subordinating Creditor to the Secured Parties, but only as to new liabilities, indebtedness or obligations of the Debtor to the Secured Parties created after such notice is delivered to, received by and receipted for by the Secured Parties.

(b)

This Agreement shall be construed in accordance with the laws of the State of New York in accordance with the terms of the Purchase Agreement.

(c)

No right, power or remedy of the Secured Parties as provided in this Subordination Agreement is intended to be exclusive of any other right, power or remedy of the Secured Parties provided in any document executed in connection with the Debentures, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to the Secured Parties now or hereafter existing at law or in equity and may be pursued separately, successively or together at the sole discretion of the Secured Parties.  The delay or failure of the Secured Parties to exercise any right, power or remedy shall in no event be construed as a waiver or release thereof.  No waiver of any breach of this Agreement shall extend to or affect any subsequent or other breach then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of the Secured Parties to exercise any right, power or remedy shall be construed to waive any such breach or to constitute acquiescence therein.

(d)

This Agreement shall be binding upon the Debtor and the Subordinating Creditor and their respective heirs, successors and assigns and shall inure to the benefit of the Secured Parties, its successors and assigns.

(e)

WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, we have hereto set our hands and seals as of the date first above written.

WITNESSES:	DEBTOR: ASPEN GROUP, INC., a Delaware corporation
______________________________ ______________________________ ______________________________ ______________________________	By:____________________________________ ASPEN UNIVERSITY, INC., a Delaware corporation By:____________________________________
______________________________ ______________________________	SUBORDINATING CREDITOR: _______________________________________ Michael Mathews

SCHEDULE A

Secured Parties

Hillair Capital Investments L.P.